2009

Q1

I

FIRST QUARTER REPORT SUMMARY

BEHRINGERHARVARD

BEHRINGER HARVARD MID-TERM VALUE ENHANCEMENT FUND I LP



601

Hopkins Building
Minneapolis, MN

CORPORATE HEADQUARTERS
15601 Dallas Parkway
Suite 600
Addison, Texas 75001
866.655.3600
behringerharvard.com

INVESTOR INFORMATION
For additional information about Behringer Harvard and its real estate programs, please contact us at 866.655.3650.

Commentary & Highlights

Market Conditions

- In its first quarter Office Market Fundamentals Report, Property and Portfolio Research (PPR) noted that it expected overall office occupancy to continue to deteriorate. Office occupancy fell for the sixth consecutive quarter to 82.5% in the first quarter of 2009, with further losses forecasted to continue into mid-2010. The first quarter of 2005 was the last time that the national office occupancy rate fell to 83%.
- The Dallas-Fort Worth metro area, where three of the Fund's five investments are located, has seen moderate leasing activity despite the slowing economy. PPR also reported that although the Dallas-Fort Worth metro area office employment numbers have continued to decline, we have seen several recent business relocations that have slowed the drop in employment.

Fund

- During the first quarter, we secured a lease extension with SunGard Data Systems at Hopkins Building, located in Minneapolis, Minnesota. This was a very positive event for the Fund. This extension is for up to an additional seven years, enabling us to explore asset disposition opportunities.
- The Fund's five-property portfolio remains well-leased at 95% for its 236,000 square feet of space, as of March 31, 2009. During the first quarter at Parkway Vista, we were successful in leasing an additional 1,740 square feet, which replaced a tenant vacancy that occurred in 2008. We will continue to seek tenants for the 33,500 rentable square feet of Parkway Vista, which was 63% leased at the end of the first quarter.
- Investors continue to receive distributions at a 6% annualized rate, based upon a $10 per unit purchase price.

Financial Statements

- Rental revenue increased by more than $38,000 to $981,000 during the first quarter of 2009, as compared to $943,000 during the first quarter of 2008. The increase was primarily attributable to new leasing activity at Parkway Vista during late 2008, and the first quarter of 2009.
- Net operating income (NOI) increased during the first quarter of 2009 to $564,000, as compared to $546,000 for the first quarter of 2008. The increase was primarily a result of increased rental revenues offset by increased property operating expenses.
- The first quarter ended with a net income of $14,000, as compared to $27,000 during the same quarter the previous year as a result of the following factors:
  - A decline of $42,000 in interest income was due to lower interest rates and lower cash balances.
  - During the first quarter of 2009, general and administrative expenses increased by $27,000 primarily due to an increase in administrative services.
  - A $42,000 decline in depreciation and amortization was due to the write-off of intangibles in conjunction with the expiration of leases at Parkway Vista during 2008.

Some numbers have been rounded for presentation purposes.

Consolidated Statements of Operations

(in thousands, except per unit amounts)	*3 mos. ended Mar. 31, 2009*	*3 mos. ended Mar. 31, 2008*
Rental revenue	$ 981	$ 943
Expenses		
Property operating expenses	188	170
Real estate taxes	190	192
Property and asset management fees	73	66
General and administrative	181	154
Depreciation and amortization	347	389
Total expenses	979	971
Interest income	16	58
Income before income taxes	18	30
Provision for income taxes	4	3
Net income	$ 14	$ 27
Net income allocated to limited partners	$ 14	$ 27
Weighted average number of limited partnership units outstanding	4,275	4,309
Basic and diluted net income per limited partnership unit	$ -	$ 0.01

Net Operating Income (NOI)[1]

Rental revenue	$ 981	$ 943
Operating expenses		
Property operating expenses	188	170
Real estate taxes	190	192
Property and asset management fees	73	66
Less: Asset management fees	(34)	(31)
Total operating expenses	417	397
Net operating income	$ 564	$ 546

Reconciliation of NOI to Net Income

Net operating income	$ 564	$ 546
Less: General and administrative	(181)	(154)
Depreciation and amortization	(347)	(389)
Asset management fees	(34)	(31)
Provision for income taxes	(4)	(3)
Add: Interest income	16	58
Net income	$ 14	$ 27

[1] Net operating income (NOI), a non-GAAP financial measure, is defined as rental revenue less property operating expenses, real estate taxes, and property management fees. Management believes that NOI provides an accurate measure of the Partnership's operating performance because NOI reflects the operating performance of its properties and excludes certain items that are not associated with management of the properties. To facilitate understanding of this financial measure, a reconciliation of NOI to GAAP net income has been provided.

This quarterly report summary contains forward-looking statements, including discussion and analysis of the financial condition of Behringer Harvard Mid-Term Value Enhancement Fund I LP (which may be referred to as the "Fund," the "Partnership," "we," "us," or "our") and our subsidiaries, our anticipated improvements to, and disposition of, properties, amounts of anticipated cash distributions to our investors in the future, and other matters. These forward-looking statements are not historical facts but are the intent, belief, or current expectations of management based on their knowledge of the business and industry. Words such as "may," "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "would," "could," "should," and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

These forward-looking statements are subject to various risks and uncertainties, including those discussed under "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2008, that could cause our actual results to differ materially from those projected in any forward-looking statement we make. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future event or otherwise.

Consolidated Balance Sheets

(in thousands, except unit amounts)	*Mar. 31, 2009*	*Dec. 31, 2008*
Assets		
Real estate		
Land	$ 5,682	$ 5,682
Buildings and improvements, net	14,994	15,146
Total real estate	20,676	20,828
Cash and cash equivalents	5,313	6,247
Accounts receivable, net	352	370
Prepaid expenses and other assets	42	45
Lease intangibles, net	2,742	2,615
Total assets	$ 29,125	$ 30,105
Liabilities and partners' capital		
Liabilities		
Accounts payable	$ 38	$ 23
Payables to related parties	77	94
Acquired below-market leases, net	107	125
Distributions payable	218	218
Accrued liabilities	701	1,043
Total liabilities	1,141	1,503
Commitments and contingencies		
Partners' capital		
Limited partners 44,000,000 units authorized; 4,275,187 units issued and outstanding at March 31, 2009 and December 31, 2008	27,984	28,602
General partners	-	-
Total partners' capital	27,984	28,602
Total liabilities and partners' capital	$ 29,125	$ 30,105

Consolidated Statements of Cash Flows

(in thousands)	*3 mos. ended Mar. 31, 2009*	*3 mos. ended Mar. 31, 2008*
Cash flows from operating activities		
Net income	$ 14	$ 27
Adjustments to reconcile net income to net cash flows (used in) provided by operating activities		
Depreciation and amortization	344	382
Change in accounts receivable	18	39
Change in prepaid expenses and other assets	3	4
Change in lease intangibles	(299)	-
Change in accounts payable	15	54
Change in payables to related parties	(17)	17
Change in accrued liabilities	(351)	(275)
Cash (used in) provided by operating activities	(273)	248
Cash flows used in investing activities		
Purchases of property and equipment	(28)	-
Cash flows used in financing activities		
Distributions	(633)	(645)
Net change in cash and cash equivalents	(934)	(397)
Cash and cash equivalents at beginning of period	6,247	7,614
Cash and cash equivalents at end of period	$ 5,313	$ 7,217

The accompanying unaudited, consolidated financial statements do not include all of the information and note disclosures required by accounting principles generally accepted in the United States of America (GAAP). The financial statements include all adjustments (of a normal recurring nature) necessary to present fairly our consolidated financial position as of March 31, 2009, and December 31, 2008, and our unaudited, consolidated results of operations and cash flows for the periods ended March 31, 2009, and March 31, 2008. A copy of the Partnership's Form 10-Q, filed with the Securities and Exchange Commission, is available without charge at www.sec.gov or behringerharvard.com or by written request to the Partnership at its corporate headquarters.


1401

ASC Building
Dallas, TX

BEHRINGERHARVARD
15601 Dallas Parkway, Suite 600
Addison, TX 75001
866.655.3600

Date Published 06/09 • IN • 403104

FIRST-CLASS MAIL
US POSTAGE PAID
ADDISON, TX
PERMIT NO. 36

2009

Q1

First Quarter Report Summary

behringerharvard. com



Parkway Vista
Dallas (Plano), TX

Mid-Term Value Enhancement

Q1

First Quarter Report Summary

2009

BEHRINGERHARVARD